UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 30, 2012 (January 23, 2012)

Competitive Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8696	36-2664428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Kings Highway East, Fairfield, Connecticut	06824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(203) 368-6044

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 23, 2012, William L. Reali resigned as a director of CTTC.  The Board of Directors of CTTC accepted Mr. Reali’s resignation and commended him for his exemplary service to CTTC.

Effective January 23, 2012, the Board of Directors of Competitive Technologies, Inc. (“CTTC”) voted to appoint Robert G. Moussa as a Director to fill the Board position vacated by the resignation of Mr. Reali.

Robert Moussa currently serves as Chairman and Chief Executive Officer of Dilon Diagnostics®, having served there since February 2008 in addition to more than 30 years in the healthcare field.  In addition to his role at Dilon, he has held a number of senior positions at both Sherwood Medical Industries and Mallinckrodt Medical.  Prior to joining Dilon, he served as President and Chief Executive Officer of Robert Moussa & Associates, a consulting firm serving the pharmaceutical, biotechnology and healthcare industries, which he founded after leaving Mallinckrodt in 1997.  Mr. Moussa has extensive experience launching new products in the diagnostic, nuclear medicine and medical device markets.

Mr. Moussa received his Baccalaureate from the College du Sacre-Cur, Beirut, Lebanon, in 1966 and his Bachelor of Science in Business Administration from Ealing University, London, England, in 1969. He has also completed executive seminars at the University of California at Berkley, the Aspen Institute, the Wharton Executive School and the Center for Creative Leadership.

Mr. Reali has been provided with a copy of the disclosures contained in this Report on Form 8-K, has been given an opportunity to review and agree to such disclosures, and has advised the Company that he agrees with such disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE TECHNOLOGIES, INC.

(Registrant)

Dated: January 30, 2012

By:  \s\ Johnnie D. Johnson

Johnnie D. Johnson

Chief Executive Officer